Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Updates Fourth-Quarter 2008 Guidance

SAN JOSE, Calif., November 14, 2008 — Cypress Semiconductor Corp. (NYSE: CY) today provided an update to guidance for the fourth quarter of 2008 that was previously issued on October 16, 2008.

The economy has weakened significantly in the fourth quarter and has continued to deteriorate since we issued our previous guidance. We have seen declining order patterns and turns from all sales channels, all end markets, all geographies and all of our product lines. In addition, backlog continues to be weak and we are seeing cancellations and requests for push-outs that are somewhat higher than normal.

We are highly dependent on the distribution channel, normally booking 50% to 60% of our revenue through this channel. All revenue from distribution is recognized on a sell-through basis.

Any estimate in this environment has a high degree of risk and our order visibility continues to be very limited. As such, our current estimates could differ materially from actual results. We are revising our fourth-quarter 2008 guidance to the following:

•	Revenue of $165 million to $180 million, which is down sequentially 19% to 26% from our seasonally high 2008 third-quarter revenue of $222.7 million.

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Non-GAAP gross margin of 41% to 45%, which is down mainly due to significantly lower factory utilization and the resulting higher percentage of fixed costs as we are cutting wafer starts in order to proactively manage inventory.

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Non-GAAP operating expenses of $85 million to $87 million before any impact from the valuation of our deferred compensation plan. We have taken substantial steps to reduce our expenses, including significant headcount reductions in all areas, and expect to have lower operating expenses in fiscal 2009 vs. fiscal 2008, even as we rollout substantial new products to drive our proprietary and programmable revenues for 2009 and beyond.

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Weighted average basic share count is estimated to be between 147 million to 148 million and is lower due to the repurchase of 14 million shares this quarter. Due to the estimated loss in the quarter, all employee equity awards and the convertible debt are expected to be anti-dilutive.

•	Non-GAAP fully diluted loss per share of ($0.03) to ($0.12).

We continue to remain very optimistic about our competitive positioning, our design-win penetration and our new product offerings, in particular our TrueTouch™ touch-sensing solutions, PSoC® programmable system-on-chip and West Bridge® peripheral controllers.

Our balance sheet is strong with short and long-term cash and investments of $343 million (which is net of all stock repurchases in the quarter) as of November 13, 2008. Our only outstanding debt is the remaining convertible debt of $69 million.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC programmable system-on-chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its CyFi™ low-power RF wireless solution, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive and industrial. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

This press release and its attachments include non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses and non-GAAP diluted net loss per share) that exclude transitional idle capacity and inventory abandonments, effects of manufacturing profit in acquired inventory, amortization of acquisition-related intangible assets, stock-based compensation, restructuring charges, reserve valuations, potential goodwill and investment impairment, and other special charges or credits.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being consistent with the metrics management uses for internal decision making and being more comparable with the results of the Company over various periods.

Guidance is provided in this press release only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company’s ability to estimate the excluded items are not accessible or practically estimable on a forward-looking basis.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the fourth quarter of 2008 and the future, and the assumptions that underlie these statements, are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.” We use words such as “believe,” “expect,” “future,” “plan” and similar expressions to identify such forward-looking statements that include, but are not limited to, the outlook we are reporting for our fourth fiscal quarter, the impact of the current economy on the markets we serve, product ordering, backlog and cancellation trends, the future state of our inventory levels, our visibility in the quarter, our dependency on our distribution channel and our competitive positioning and design win penetration. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including but not limited to:

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the instability of the global economy and tight credit markets which could continue to adversely impact our business in several respects including adversely impacting credit quality and insolvency risk for our customers, bookings, reductions and deferrals of demand for our products, weakening credit quality or potential insolvency of our business partners including suppliers, distributors and financial counter-parties, reduced consumer and business spending, volatility and potential losses in our investments, illiquidity of our cash reserves and investments, and difficulty predicting revenue and operating results for the current and future periods;

•	risks of significant charges to our earnings as a result of inventory write-downs, impairment of long-lived assets or restructuring activities;

•	competition and cyclical demand conditions in the semiconductor industries we compete in and challenges we face in reducing our fixed and other costs in response to declines in revenue;

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our ability to attain our gross margins, which could vary significantly from expectations based on changes in revenue levels, product mix and pricing, capacity utilization, excess or obsolete inventory, variations in inventory valuation, manufacturing yields and impairments of long-lived assets;

•	our ability to sufficiently utilize our manufacturing, assembly/test and other operations which bear significant fixed costs;

•	whether the demand for our programmable portfolio of products, including especially our PSoC, True Touch and West Bridge products, is fully realized;

•	our ability to convert our PSoC marketing and education initiatives into product sales;

•	our ability to achieve customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins;

•	our ability to realize our bookings;

•	seasonality in the markets we serve;

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the global nature of our business which exposes us to risks of adverse economic, social, political and physical/infrastructure conditions in numerous countries in which Cypress, our customers, our suppliers and our other business partners operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, governmental failures or insolvencies, health concerns and fluctuations in currency exchange rates;

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our ability to successfully implement various Oracle-based tools, including but not limited to, an order management system for revenue reporting and a warehouse management system for inventory reporting; and

•	other risks described in our filings with the Securities and Exchange Commission.

We assume no responsibility to update any forward-looking statements in this press release.

Cypress, the Cypress logo, PSoC, EZ-USB and West Bridge are registered trademarks of Cypress Semiconductor Corporation. PSoC Designer and CyFi are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.